Exhibit 3.2

AMENDED AND RESTATED BYLAWS
OF
WELBILT, INC.
Incorporated under the Laws of the State of Delaware

ARTICLE I
OFFICES AND RECORDS
Section 1.1.    Delaware Office. The address of the registered office in the State of Delaware of Welbilt, Inc. (the “Corporation”) is 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808. The name of the Corporation’s registered agent at such address is Corporation Service Company.
Section 1.2.    Other Offices. The Corporation may have such other offices, either inside or outside the State of Delaware, as the Board of Directors may designate or as the business of the Corporation may from time to time require.
Section 1.3.    Books and Records. The books and records of the Corporation may be kept inside or outside the State of Delaware at such place or places as may from time to time be designated by the Board of Directors.
ARTICLE II
STOCKHOLDERS
Section 2.1.    Annual Meeting. The annual meeting of the stockholders of the Corporation shall be held on such date and time, and at such place, as may be fixed by resolution of the Board of Directors; provided, however, that the Board of Directors may, in its sole discretion, determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication in compliance with the General Corporation Law of the State of Delaware.
Section 2.2.    Special Meeting. Special meetings of the stockholders may be called only by the Chairman of the Board of Directors or by the Board of Directors pursuant to a resolution adopted by a majority of the total number of directors which the Corporation would have if there were no vacancies (the “Whole Board”) or by the Chief Executive Officer of the Corporation (the “CEO”) or the Secretary at the request, in proper form and meeting the delivery and other requirements of this Section 2.2, of the holders of record of not less than 10 percent of the outstanding shares of the common stock, par value $0.01 per share, of the Corporation (the “Common Stock”).
(a)    To be in proper form, such stockholder request for a special meeting shall:

(i)    be directed to the Secretary in writing and shall be signed by each stockholder of record requesting the special meeting, or a duly authorized agent of such stockholder of record, and by each beneficial owner, if any, on whose behalf the request is being made; and
(ii)    be accompanied by a written notice setting forth the specific purpose(s) of the special meeting and information required by Section 2.8, including the information as to any nominations proposed to be presented and any other business proposed to be conducted at such special meeting and as to the stockholder(s) of record requesting the special meeting and the beneficial owner(s), if any, on whose behalf the request is being made.
(b)    A special meeting requested by stockholders shall be held at such date, time and place as may be designated by the Board of Directors or Chairman of the Board of Directors; provided, however, that the date of any such special meeting shall be not more than 90 days after receipt by the Secretary of a request satisfying the requirements of this Section 2.2. Notwithstanding the foregoing, a special meeting requested by stockholders shall not be held if:
(i)    a valid request is not delivered in the manner and form prescribed pursuant to this Section 2.2;
(ii)    the stated business to be brought before the special meeting is not a proper subject for stockholder action under applicable law or these Bylaws;
(iii)    the Chairman of the Board of Directors or the Board of Directors has called or calls for an annual or special meeting of stockholders to be held within 90 days of the time the Secretary receives the request for the special meeting and the Board of Directors determines in good faith that the business of such annual or special meeting includes (among any other matters properly brought before the annual or special meeting) the business specified in the stockholder request;
(iv)    an identical or substantially similar item was presented at any meeting of stockholders held within 120 days prior to the stockholder request for a special meeting; or
(v)    documentary evidence of the record and beneficial ownership of such shares of stock as of the record date is not established as required by this Section 2.2 and Section 2.8.
(c)    A stockholder may revoke a request for a special meeting at any time by written revocation delivered to the Secretary, and if, following such revocation, there are unrevoked requests from stockholders holding in the aggregate less than the requisite number of shares of stock entitling the stockholders to request a special meeting be called in Section 2.2(a), the Chairman of the Board of Directors or the Board of Directors, in their discretion, may cancel the special meeting. If none of the stockholders who submitted the request for a special meeting appears or sends a qualified representative to present the nominations proposed to be presented or other business proposed to be conducted at the special meeting, the Corporation need not present such nominations or other business for a vote at such meeting.
(d)    Business transacted at special meetings shall be confined to the purposes stated in the Corporation’s notice of the meeting or in any supplemental notice delivered by the Corporation in accordance with Section 2.4. Business transacted at a special meeting held pursuant to a stockholder request shall not include the removal of members of the Board of Directors or the election of members of the Board of Directors (which matters shall only be taken at the annual meeting of the stockholders or at a special meeting called by the Chairman of the Board of Directors or the Board of Directors), until such time that a single person or entity or “group” of persons or entities who have filed as a “group” as defined under Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), owns at least a majority of the outstanding shares of Common Stock. Following such time, the removal, replacement and election of directors may occur at a special meeting held pursuant to a stockholder request.
Section 2.3.    Place of Meeting. The Board of Directors, the Chairman of the Board of Directors or the CEO, as the case may be, may designate the place of meeting for any annual or special meeting of the stockholders. If no designation is so made, the place of meeting shall be the principal office of the Corporation.
Section 2.4.    Notice of Meeting. Written or printed notice, stating the place, date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered by the Corporation by or at the direction of the Board of Directors, Chairman of the Board of Directors or the Secretary, or the officer calling the meeting, not less than ten days nor more than 60 days before the date of the meeting, personally, by electronic transmission in the manner provided in Section 232 of the General Corporation Law of the State of Delaware (except to the extent prohibited by Section 232(e) of the General Corporation Law of the State of Delaware) or by mail, to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail with postage thereon prepaid, addressed to the stockholder at the address as it appears on the stock transfer books of the Corporation. If notice is given by electronic transmission, such notice shall be deemed to be given at the times provided in the General Corporation Law of the State of Delaware. Such further notice shall be given as may be required by law. Meetings may be held without notice if all stockholders entitled to vote are present, or if notice is waived by those not present in accordance with Section 7.4. Any previously scheduled meeting of the stockholders may be postponed, and (a) unless the Certificate of Incorporation otherwise provides, any special meeting of the stockholders called by the Chairman of the Board of Directors or the Board of Directors may be cancelled, by resolution of the Board of Directors upon public notice given prior to the date previously scheduled for such meeting of stockholders and (b) any special meeting of stockholders called by the CEO or the Secretary pursuant to a stockholder request pursuant to Section 2.2(a) may be cancelled in accordance with Section 2.2(c).
Section 2.5.    Quorum and Adjournment. Except as otherwise provided by law or by the Certificate of Incorporation, the holders of a majority of the outstanding shares of Common Stock, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders.

The Presiding Stockholder Meeting Chair (as defined below) may adjourn the meeting from time to time, whether or not there is a quorum. No notice of the time and place of adjourned meetings need be given except as required by law. The stockholders present at a duly called meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.
Section 2.6.    Proxies. At all meetings of stockholders, a stockholder may vote by proxy executed in writing (or in such manner prescribed by the General Corporation Law of the State of Delaware) by the stockholder, or by his duly authorized attorney in fact.
Section 2.7.    Order of Business.
(a)    Meetings of Stockholders. At any annual or special meeting of the stockholders, only such business shall be conducted or considered as shall have been properly brought before the meeting. For nominations to be properly made at an annual meeting or at a special meeting at which directors are to be elected pursuant to the Corporation’s notice of meeting, and proposals of other business to be properly brought before an annual or special meeting, such nominations and proposals of other business must be (i) specified in the Corporation’s notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly made at the annual meeting, or brought before the special meeting, by or at the direction of the Board of Directors or (iii) otherwise properly requested to be brought before the annual or special meeting by a stockholder of the Corporation in accordance with these Bylaws. For nominations of persons for election to the Board of Directors or proposals of other business to be properly requested by a stockholder to be made at an annual meeting, or brought before a special meeting, a stockholder must (A) in the case of a special meeting, with respect to (x) nominations of persons for election to the Board, either have called such meeting in accordance with Section 2.2 or be making nominations solely in response to nominations made by the Company or by another stockholder who has properly called such special meeting in accordance with Section 2.2 or (y) proposals of business to be conducted at such special meeting, have properly called such special meeting in accordance with Section 2.2, (B) be a stockholder of record at the time of giving of notice of such annual or special meeting by or at the direction of the Board of Directors and at the time of the annual or special meeting, (C) be entitled to vote at such annual or special meeting and (D) comply with the procedures set forth in these Bylaws as to such business or nomination.
(b)    General. Section 2.7(a) and Section 2.9 shall be the exclusive means for a stockholder to make nominations or other business proposals (other than matters properly brought under Rule 14a-8 under the Exchange Act and included in the Corporation’s notice of meeting) before an annual or special meeting of stockholders. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, the Presiding Stockholder Meeting Chair of the meeting shall have the power to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with these Bylaws and, if any proposed nomination or other business is not in compliance with these Bylaws, to declare that no action shall be taken on such nomination or other proposal and such nomination or other proposal shall be disregarded.

(c)    Meeting Procedures. The Chairman of the Board of Directors or other person presiding as provided in these Bylaws or by the Board of Directors (the “Presiding Stockholder Meeting Chair”) shall call meetings of the stockholders to order. The Secretary, or in the event of his or her absence or disability, the Assistant Secretary, if any, or if there be no Assistant Secretary, in the absence of the Secretary, an appointee of the Presiding Stockholder Meeting Chair, shall act as Secretary of the meeting. The order of business and all other matters of procedure at every meeting of stockholders may be determined by such Presiding Stockholder Meeting Chair. Except to the extent inconsistent with applicable law, these Bylaws or any rules and regulations adopted by the Board of Directors, the Presiding Stockholder Meeting Chair of any meeting of the stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such Presiding Stockholder Meeting Chair, are appropriate. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the Presiding Stockholder Meeting Chair of the meeting, may include, without limitation, the following: (a) the establishment of an agenda or order of business for the meeting; (b) rules and procedures for maintaining order at the meeting and the safety of those present; (c) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the Presiding Stockholder Meeting Chair shall permit; (d) restrictions on entry to the meeting after the time fixed for the commencement thereof; (e) limitations on the time allotted to questions or comments by participants; and (f) establishing times for opening and closing of the voting polls for each item upon which a vote is to be taken. Unless (and then only to the extent) determined by the Board of Directors or the Presiding Stockholder Meeting Chair of the meeting, meetings of the stockholders shall not be required to be held in accordance with rules of parliamentary procedure.
Section 2.8.    Advance Notice of Stockholder Business and Nominations.
(a)    Annual Meeting of Stockholders. Without qualification or limitation, subject to Section 2.8(c)(iv), for any nominations or any other business to be properly brought before an annual meeting by a stockholder pursuant to Section 2.7(a) of these Bylaws, the stockholder must have given timely notice of such nominations or other business, and timely updates and supplements to such notice, in writing to the Secretary and such other business must otherwise be a proper matter for stockholder action under the General Corporation Law of the State of Delaware.
To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation such that it is received not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder must be so delivered such that it is received not earlier than the close of business on the 120th day prior to the date of such annual meeting and not later than the close of business on the later of the 90th day prior to the date of such annual meeting or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation; provided, further, that with respect to the first annual meeting to occur after March 31, 2016, notice by the stockholder must be received not later than the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall any adjournment or postponement of an annual meeting, or the public announcement thereof, commence a new time period for the giving of a stockholder’s notice as described above.
Notwithstanding anything in the immediately preceding paragraph to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased by the Board of Directors, and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Section 2.8(a) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation such that it is received not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.
In addition, to be timely, a stockholder’s notice shall further be updated and supplemented, if necessary, so that the information provided or required to be provided in such notice shall be true and correct as of the record date for the meeting and as of the date that is ten business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to the Secretary at the principal executive offices of the Corporation such that it is received not later than five business days after the record date for the meeting in the case of the update and supplement required to be made as of the record date and not later than eight business days prior to the date for the meeting, any adjournment or postponement thereof in the case of the update and supplement required to be made as of ten business days prior to the meeting or any adjournment or postponement thereof.
(b)    Special Meetings of Stockholders. Without qualification or limitation, subject to Section 2.8(c)(iv), for any business to be properly requested to be brought before a special meeting by a stockholder pursuant to Section 2.7(a), the stockholder must have given timely notice of such business and timely updates and supplements thereof in writing to the Secretary and such business must otherwise be a proper matter for stockholder action under the General Corporation Law of the State of Delaware.
To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation such that it is received not earlier than the close of business on the 120th days prior to the date of such special meeting and not later than the close of business on the later of the 90th day prior to the date of such special meeting or, if the first public announcement of the date of such special meeting is less than 100 days prior to the date of such special meeting, the 10th day following the day on which public announcement of the date of the special meeting is first made. In no event shall an adjournment or postponement of a special meeting of stockholders, or the public announcement thereof, commence a new time period for the giving of a stockholder’s notice as described above.
In addition, to be timely, a stockholder’s notice shall further be updated and supplemented, if necessary, so that the information provided or required to be provided in such notice shall be true and correct as of the record date for the meeting and as of the date that is ten business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to the Secretary at the principal executive offices of the Corporation such that it is received not later than five business days after the record date for the meeting in the case of the update and supplement required to be made as of the record date and not later than eight business days prior to the date for the meeting, any adjournment or postponement thereof in the case of the update and supplement required to be made as of ten business days prior to the meeting or any adjournment or postponement thereof.
Subject to Section 2.8(c)(iv), in the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, provided that the stockholder’s notice with respect to any nomination (including the completed and signed questionnaire, representation and agreement required by Section 2.10) shall be delivered to the Secretary at the principal executive offices of the Corporation such that it is received not earlier than the close of business on the 120th day prior to the date of such special meeting and not later than the close of business on the later of the 90th day prior to the date of such special meeting or, if the first public announcement of the date of such special meeting is less than 100 days prior to the date of such special meeting, the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall any adjournment or postponement of a special meeting, or the public announcement thereof, commence a new time period for the giving of a stockholder’s notice as described above.
(c)    Other Provisions.
(i)    To be in proper form, a stockholder’s notice given pursuant to Section 2.7(a) to the Secretary must include the following, as applicable.
(A)    As to the stockholder of record giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, a stockholder’s notice must set forth: (1) the name and address of such stockholder of record, as they appear on the Corporation’s books, of such beneficial owner, if any, and of their respective affiliates or associates or others acting in concert therewith, (2) (x) the class or series and number of shares of the Corporation that are, directly or indirectly, owned beneficially and of record by such stockholder of record, such beneficial owner and their respective affiliates or associates or others acting in concert therewith, (y) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, any derivative or synthetic arrangement having the characteristics of a long position in any class or series of shares of the Corporation, or any contract, derivative, swap or other transaction or series of transactions designed to produce economic benefits and risks that correspond substantially to the ownership of any class or series of shares of the Corporation, including due to the fact that the value of such contract, derivative, swap or other transaction or series of transactions is determined by reference to the price, value or volatility of any class or series of shares of the Corporation, whether or not such instrument, contract or right shall be subject to settlement in the underlying class or series of shares of the Corporation, through the delivery of cash or other property, or otherwise, and without regard to whether the stockholder of record, the beneficial owner, if any, or any affiliates or associates or others acting in concert therewith may have entered into transactions that hedge or mitigate the economic effect of such instrument, contract or right (a “Derivative Instrument”) directly or indirectly owned beneficially by such stockholder of record, the beneficial owner, if any, or any affiliates or associates or others acting in concert therewith and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation, (3) any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder of record, the beneficial owner, if any, or any affiliates or associates or others acting in concert therewith has a right to vote any class or series of shares of the Corporation, (4) any agreement, arrangement, understanding, relationship or otherwise, including any repurchase or similar so-called “stock borrowing” agreement or arrangement, engaged in, directly or indirectly, by such stockholder of record, the beneficial owner, if any, or any affiliates or associates or others acting in concert therewith, the purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of any class or series of the shares of the Corporation by, manage the risk of share price changes for, or increase or decrease the voting power of, such stockholder of record, the beneficial owner, if any, or any affiliates or associates or others acting in concert therewith with respect to any class or series of the shares of the Corporation, or which provides, directly or indirectly, the opportunity to profit or share in any profit derived from any decrease in the price or value of any class or series of the shares of the Corporation (“Short Interests”) (excluding market or industry hedges), (5) any rights to dividends on the shares of the Corporation owned beneficially by such stockholder of record, the beneficial owner, if any, or any affiliates or associates or others acting in concert therewith that are separated or separable from the underlying shares of the Corporation, (6) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder of record, the beneficial owner, if any, or any affiliates or associates or others acting in concert therewith is a general partner or, directly or indirectly, beneficially owns an interest in a general partner of such general or limited partnership, (7) any performance-related fees (other than an asset-based fee) to which such stockholder of record, the beneficial owner, if any, or any affiliates or associates or others acting in concert therewith is entitled based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, including, without limitation, any such interests held by members of such stockholder’s immediate family sharing the same household, (8) any significant equity interests or any Derivative Instruments or Short Interests in any principal competitor of the Corporation held by such stockholder of record, the beneficial owner, if any, or any affiliates or associates or others acting in concert therewith, (9) any direct or indirect interest of such stockholder of record, the beneficial owner, if any, or any affiliates or associates or others acting in concert therewith in any contract with the Corporation, any affiliate of the Corporation or any principal competitor of the Corporation (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement), and (10) any other information relating to such stockholder, beneficial owner, if any, or any affiliates or associates or others acting in concert therewith that would be required to be disclosed in a proxy statement required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election or is otherwise required, in each case, pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder;
(B)    If the notice relates to any business other than a nomination of a director or directors that the stockholder proposes to bring before the meeting, a stockholder’s notice must, in addition to the matters set forth in paragraph (A) above, also set forth: (1) a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest of such stockholder and beneficial owner, if any, in such business, (2) the text of the proposal or business (including the text of any resolutions proposed for consideration), and (3) a description of all agreements, arrangements and understandings between such stockholder of record and beneficial owner, if any, and any other person or persons (including their names) in connection with the proposal of such business by such stockholder;
(C)    As to each person, if any, whom the stockholder proposes to nominate for election or reelection to the Board of Directors, a stockholder’s notice must, in addition to the matters set forth in paragraph (A) above, also set forth: (1) all information relating to such person that would be required to be disclosed in a proxy statement required to be made in connection with solicitations of proxies for election of directors or is otherwise required, in each case, in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (including such person’s written consent to being named in the proxy statement and form of proxy as a nominee and to serving as a director if elected) and (2) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such stockholder and beneficial owner, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the stockholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant; and
(D)    With respect to each person, if any, whom the stockholder proposes to nominate for election or reelection to the Board of Directors, a stockholder’s notice must, in addition to the matters set forth in paragraphs (A) and (C) above, also include a completed and signed questionnaire, representation and agreement required by Section 2.10. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee.
(ii)    For purposes of these Bylaws, “public announcement” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder.
(iii)    Notwithstanding the foregoing provisions of these Bylaws, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in these Bylaws; provided, however, that any references in these Bylaws to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit the requirements applicable to nominations or proposals as to any other business to be considered pursuant to Section 2.7.
(iv)    Nothing in these Bylaws shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act. Subject to Rule 14a-8 under the Exchange Act, nothing in these Bylaws shall be construed to permit any stockholder, or give any stockholder the right, to include or have disseminated or described in the Corporation’s proxy statement any nomination of director or directors or any other business proposal.

Section 2.9.    Stockholder Nominations Included in the Corporation’s Proxy Materials:
(a)    Inclusion of Nominee in Proxy Statement. Subject to the provisions of this Section 2.9, if expressly requested in the relevant Nomination Notice (as defined below), the Corporation shall include in its proxy statement for any annual meeting:
(i)    the name of any person nominated for election (the “Nominee”) to the Board of Directors, which shall also be included on the Corporation’s form of proxy and ballot for the relevant annual meeting, by any Eligible Holder (as defined below) or group of up to 20 Eligible Holders that has (individually and collectively, in the case of a group) satisfied, as determined by the Board of Directors or its designee, acting in good faith, all applicable conditions and complied with all applicable procedures set forth in this Section 2.9 (such Eligible Holder or group of Eligible Holders being a “Nominating Stockholder”);
(ii)    disclosure about the Nominee and the Nominating Stockholder required under Securities and Exchange Commission rules or any other applicable law, rule or regulation to be included in the proxy statement; and
(iii)    any statement included by the Nominating Stockholder in the Nomination Notice for inclusion in the proxy statement in support of the Nominee’s election to the Board of Directors (subject, without limitation, to Section 2.9(e)(ii)), if such statement does not exceed 500 words.
Promptly after the Corporation has determined that it shall include a Nominee in its proxy statement and proxy card for an annual meeting, the Corporation shall notify the Nominating Stockholder that nominated the Nominee of such determination.
Notwithstanding anything herein to the contrary, the Corporation may solicit stockholders against any Nominee and include in its proxy statement for any annual meeting any other information that the Corporation or the Board of Directors determines, in their discretion, to include in the proxy statement relating to the nomination of the Nominee, including without limitation any statement in opposition to the nomination and any of the information provided pursuant to this Section 2.9.
(b)    Maximum Number of Nominees.
(i)    The Corporation shall not be required to include in the proxy statement for an annual meeting more Nominees than that number of directors constituting 20% of the total number of directors of the Corporation on the last day on which a Nomination Notice may be submitted pursuant to Section 2.9(d) (the “Final Nomination Date”), rounded down to the nearest whole number, but not less than two (the “Maximum Number”). The Maximum Number for a particular annual meeting shall be reduced by (A) Nominees nominated by a Nominating Stockholder for that annual meeting whose nomination is subsequently withdrawn after the Nominating Stockholder is notified by the Corporation that the Nominees will be included in the Corporation’s proxy statement and proxy card for the annual meeting,

(B) Nominees nominated by a Nominating Stockholder for such annual meeting pursuant to this Section 2.9 that the Board of Directors itself decides to nominate for election at such annual meeting, (C) the number of directors in office as of the Final Nomination Date who had been Nominees nominated by a Nominating Stockholder with respect to any of the preceding two annual meetings (including any Nominee who had been counted at any such annual meeting pursuant to the immediately preceding clause (B)) whose reelection at the upcoming annual meeting is being recommended by the Board of Directors and (D) any director candidate for whom the Corporation shall have received one or more valid stockholder notices (whether or not subsequently withdrawn) nominating such person for election to the Board of Directors pursuant to Section 2.7(a), other than any such director referred to in this clause (D) who at the time of such annual meeting will have served as a director continuously, as a nominee of the Board of Directors, for at least two annual terms, but only to the extent the Maximum Number after such reduction with respect to this clause (D) equals one. If one or more vacancies for any reason occurs on the Board of Directors after the Final Nomination Date but before the date of the annual meeting and the Board of Directors resolves to reduce the size of the Board of Directors in connection with the occurrence of the vacancy or vacancies, then the Maximum Number shall be calculated based on the number of directors in office as so reduced.
(ii)    Any Nominating Holder submitting more than one Nominee pursuant to this Section 2.9 for an annual meeting shall rank such Nominees based on the order in which the Nominating Holder desires such Nominees to be selected for inclusion in the Corporation’s proxy statement for such annual meeting if the number of Nominees pursuant to this Section 2.9 exceeds the Maximum Number. If the number of Nominees pursuant to this Section 2.9 for any annual meeting exceeds the Maximum Number, then the highest ranking Nominee who meets the requirements of this Section 2.9 from each Nominating Holder will be selected for inclusion in the Corporation’s proxy statement until the Maximum Number is reached, going in order of the amount (largest to smallest) of the shares of common stock of the Corporation disclosed as owned in each Nominating Stockholder’s Nomination Notice.
(iii)    If, after the Final Nomination Date, (A) the Corporation is notified, or the Board of Directors or its designee, acting in good faith, determines, that (1) a Nominating Stockholder has failed to satisfy or to continue to satisfy the eligibility requirements described in Section 2.9(c), (2) any of the representations and warranties made in the Nomination Notice cease to be true and accurate in all material respects (or omit a material fact necessary to make the statements therein not misleading) or (3) any material violation or breach occurs of the obligations, agreements, representations or warranties of the Nominating Stockholder or the Nominee under this Section 2.9, (B) a Nominating Stockholder or any qualified representative thereof does not appear at the annual meeting to present any nomination submitted pursuant to this Section 2.9, or the Nominating Stockholder withdraws its nomination, or (C) a Nominee becomes ineligible for inclusion in the Corporation’s proxy statement pursuant to this Section 2.9 or dies, becomes disabled or is otherwise disqualified from being nominated for election or serving as a director of the Corporation or is unwilling or unable to serve as a director of the Corporation, in each case as determined by the Board of Directors or its designee, acting in good faith, whether before or after the Corporation’s definitive proxy statement for such annual meeting is made available to stockholders, then the nomination of the Nominating Stockholder or such Nominee, as the case may be, shall be disregarded and no vote on such Nominee will occur (notwithstanding that proxies in respect of such vote may have been received by the Corporation), the Nominating Stockholder may not cure in any way any defect preventing the nomination of the Nominee, and the Corporation (1) may omit from its proxy statement and any ballot or form of proxy the disregarded Nominee and any information concerning such Nominee (including a Nominating Stockholder’s statement in support), any other Nominee that the Corporation had determined not to include in its proxy statement and proxy card for such annual meeting pursuant to this Section 2.9 and any successor or replacement nominee proposed by the Nominating Stockholder or by any other Nominating Stockholder and (2) may otherwise communicate to its stockholders, including without limitation by amending or supplementing its proxy statement or ballot or form of proxy, that the Nominee will not be included as a Nominee in the proxy statement or on any ballot or form of proxy and will not be voted on at the annual meeting.
(c)    Eligibility of Nominating Stockholder.
(i)    An “Eligible Holder” is a person who has either (A) been a record holder of the shares of the Corporation’s common stock used to satisfy the eligibility requirements in this Section 2.9(c) continuously for the Minimum Holding Period (as defined below) or (B) provides to the Secretary of the Corporation, within the time period referred to in Section 2.9(d), evidence of continuous ownership of such shares for the Minimum Holding Period from one or more securities intermediaries in a form and in substance that the Board of Directors or its designee, acting in good faith, determines would be deemed acceptable for purposes of a stockholder proposal under Rule 14a-8(b)(2) under the Exchange Act (or any successor rule).
(ii)    An Eligible Holder or group of up to 20 Eligible Holders may submit a nomination in accordance with this Section 2.9 only if the person or group (in the aggregate) has continuously owned at least the Minimum Number (as defined below) of shares of the Corporation’s common stock throughout the Minimum Holding Period and continues to own at least the Minimum Number through the date of the annual meeting. A group of funds under common management and investment control shall be treated as one Eligible Holder for purposes of such limitation if such Eligible Holder shall provide together with the Nomination Notice documentation reasonably satisfactory to the Corporation that demonstrates that the funds are under common management and investment control. For the avoidance of doubt, in the event of a nomination by a group of Eligible Holders, any and all requirements and obligations applicable to an individual Eligible Holder that are set forth in this Section

2.9, including the Minimum Holding Period, shall apply to each member of such group; provided, however, that the Minimum Number shall apply to the ownership of the group in the aggregate, and a breach of any obligation, agreement, representation or warranty under this Section 2.9 by any member of a group shall be deemed a breach by the Nominating Stockholder. If any stockholder withdraws from a group of Eligible Holders at any time prior to the annual meeting, then the group of Eligible Stockholders shall only be deemed to own the shares held by the remaining members of the group and if, as a result of such withdrawal, the Nominating Stockholder no longer owns the Minimum Number of shares of the Corporation’s common stock, then the nomination shall be disregarded as provided in Section 2.9(b)(iii).
(iii)    The “Minimum Holding Period” means the three-year period preceding and including the date of submission of the Nomination Notice, except that for any submissions made on or prior to March 31, 2019, such term shall mean the eighteen-month period preceding and including the date of submission of the Nomination Notice.
(iv)    The “Minimum Number” of shares of the Corporation’s common stock means 3% of the number of outstanding shares of the Corporation’s common stock as of the most recent date for which such amount is given in any filing by the Corporation with the Securities and Exchange Commission prior to the submission of the Nomination Notice.
(v)    For purposes of this Section 2.9, an Eligible Holder “owns” only those outstanding shares of common stock of the Corporation as to which the Eligible Holder possesses both:
(A)    the full voting and investment rights pertaining to such shares; and
(B)    the full economic interest in (including the opportunity for profit and risk of loss on) such shares;
provided that the number of shares calculated in accordance with clauses (A) and (B) shall not include any shares (1) sold by such Eligible Holder or any of its affiliates in any transaction that has not been settled or closed, (2) borrowed by such Eligible Holder or any of its affiliates for any purpose or purchased by such Eligible Holder or any of its affiliates pursuant to an agreement to resell or (3) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar instrument or agreement entered into by such Eligible Holder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of outstanding shares of common stock of the Corporation, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of (x) reducing in any manner, to any extent or at any time in the future, such Eligible Holder’s or any of its affiliates’ full right to vote or direct the voting of any such shares and/or

(y) hedging, offsetting, or altering to any degree gain or loss arising from maintaining the full economic ownership of such shares by such Eligible Holder or any of its affiliates. An Eligible Holder “owns” shares held in the name of a nominee or other intermediary so long as the Eligible Holder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. An Eligible Holder’s ownership of shares shall be deemed to continue during any period in which the Eligible Holder has delegated any voting power by means of a proxy, power of attorney or other similar instrument or arrangement that is revocable at any time by the Eligible Holder. An Eligible Holder’s ownership of shares shall be deemed to continue during any period in which the Eligible Holder has loaned such shares provided that the Eligible Holder has the power to recall such loaned shares on five business days’ notice, recalls such loaned shares upon being notified by the Corporation that any of the Eligible Holder’s Nominees will be included in the Corporation’s proxy statement and proxy card for the annual meeting (subject to the provisions of this Section 2.9) and holds such shares through the date of the annual meeting. The terms “owned,” “owning,” “ownership” and other variations of the word “own” shall have correlative meanings. Whether outstanding shares of the Corporation are “owned” for these purposes shall be determined by the Board of Directors. For purposes of this Section 2.9, the term “affiliate” or “affiliates” shall have the meaning ascribed thereto under the General Rules and Regulations under the Exchange Act.
(C)    No person shall be permitted to be in more than one group constituting a Nominating Stockholder, and if any person appears as a member of more than one group, then it shall be deemed to be a member of the group that has the largest amount of shares of common stock of the Corporation disclosed as owned in the Nomination Notice.
(d)    Nomination Notice. To nominate a Nominee for purposes of this Section 2.9, the Nominating Stockholder must have given timely notice thereof in writing to the Secretary. To be timely, a Nominating Stockholder’s notice shall be received by the Secretary at the principal offices of the Corporation not less than 120 days nor more than 150 days prior to the first annual anniversary of the date set forth in the Corporation’s proxy statement for the immediately preceding annual meeting as the date on which the Corporation first made available to its stockholders definitive proxy materials for the immediately preceding annual meeting; provided, however, that if the date for which the annual meeting is called is more than 30 days before or more than 60 days after the first annual anniversary of the preceding year’s annual meeting date, then notice by the Nominating Stockholder to be timely must be received by the Secretary by the later of the close of business on the date that is 180 days prior to the date of such annual meeting or the tenth day following the day on which public announcement of such annual meeting is first made. In no event shall any adjournment or postponement of any annual meeting or the announcement thereof commence a new time period for the giving of a Nomination Notice. To be in proper form, a Nominating Stockholder’s notice to the Secretary for purposes of this Section 2.9 shall include all of the following information and documents (collectively, the “Nomination Notice”):

(i)    A Schedule 14N (or any successor form) relating to the Nominee, completed and filed with the Securities and Exchange Commission by the Nominating Stockholder, in accordance with Securities and Exchange Commission rules;
(ii)    A written notice of the nomination of such Nominee that includes the following additional information, agreements, representations and warranties by the Nominating Stockholder (including each group member):
(A)    the information and representations that would be required to be set forth in a stockholder’s notice of a nomination for the election of directors pursuant to Section 2.8(c);
(B)    the details of any relationship that existed within the past three years and that would have been described pursuant to Item 6(e) of Schedule 14N (or any successor item) if it existed on the date of submission of the Schedule 14N;
(C)    a representation and warranty that the shares of common stock of the Corporation owned by the Nominating Stockholder were acquired in the ordinary course of business and not with the intent or objective to influence or change control of the Corporation and are not being held with the purpose or effect of changing control of the Corporation or to gain a number of seats on the Board of Directors that exceeds the maximum number of nominees that stockholders may nominate pursuant to this Section 2.9;
(D)    a representation and warranty that the Nominating Stockholder satisfies the eligibility requirements set forth in Section 2.9(c) and has provided evidence of ownership to the extent required by Section 2.9(c)(i);
(E)    a representation and warranty that the Nominating Stockholder will continue to satisfy the eligibility requirements described in Section 2.9(c) through the date of the annual meeting;
(F)    a representation and warranty that the Nominating Stockholder has not nominated and will not nominate for election to the Board of Directors at the annual meeting any person other than the Nominees it is nominating pursuant to this Section 2.9;
(G)    a representation and warranty as to the Nominating Stockholder’s intentions with respect to continuing to own the Minimum Number of shares of common stock of the Corporation for at least one year following the annual meeting;
(H)    a representation and warranty that the Nominating Stockholder will not engage in, and will not be a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act (without reference to the exception in Rule 14a-(l)(2)(iv)) (or any successor rules), with respect to the annual meeting, other than with respect to its Nominees or any nominees of the Board of Directors;
(I)    a representation and warranty that the Nominating Stockholder will not use any proxy card other than the Corporation’s proxy card in soliciting stockholders in connection with the election of a Nominee at the annual meeting;
(J)    a representation and warranty that the Nominee’s nomination for election to the Board of Directors or, if elected, Board membership would not violate applicable state or federal law or the rules of any stock exchange on which the Corporation’s securities are traded;
(K)    a representation and warranty that the Nominee (1) qualifies as independent under the rules of any stock exchange on which the Corporation’s securities are traded, (2) meets the audit committee and compensation committee independence requirements under the rules of any stock exchange on which the Corporation’s securities are traded, (3) is a “non-employee director” for the purposes of Rule 16b-3 under the Exchange Act (or any successor rule), (4) is an “outside director” for the purposes of Section 162(m) of the Internal Revenue Code (or any successor provision), (5) does not exceed the retirement age set forth in the Corporation’s Corporate Governance Guidelines, and (6) is not and has not been subject to any event specified in Rule 506(d)(1) of Regulation D (or any successor rule) under the Securities Act of 1933 or Item 401(f) of Regulation S-K (or any successor rule) under the Exchange Act, without reference to whether the event is material to an evaluation of the ability or integrity of the Nominee;
(L)    details of any position of the Nominee as an employee, consultant, agent, officer or director of any Competitor within the three years preceding the submission of the Nomination Notice;
1.    “Competitor” means an individual, business or any other entity or enterprise engaged or having publicly announced its intent to engage in the sale or marketing of any Competing Product or Service.
2.    “Competing Product or Service” means any product or service that is sold in competition with, or is being developed and that will compete with, a product or service developed, manufactured, or sold by the Corporation.
(M)    if desired, a statement for inclusion in the proxy statement in support of the Nominee’s election to the Board of Directors, provided that such statement shall not exceed 500 words and shall fully comply with Section 14 of the Exchange Act and the rules and regulations thereunder, including Rule 14a-9 thereunder; and
(N)    in the case of a nomination by a group, the designation by all group members of one group member for purposes of receiving communications, notices and inquiries from the Corporation and that is authorized to act on behalf of all group members with respect to matters relating to the nomination, including withdrawal of the nomination;
(iii)    An executed agreement, in a form deemed satisfactory by the Board of Directors or its designee, acting in good faith, pursuant to which the Nominating Stockholder (including each group member) agrees:
(A)    to comply with all applicable laws, rules and regulations in connection with the nomination, solicitation and election;
(B)    to file any written solicitation or other written communication with the Corporation’s stockholders relating to one or more of the Corporation’s directors or director nominees or any Nominee with the SEC, regardless of whether any such filing is required under rule or regulation or whether any exemption from filing is available for such materials under any rule or regulation;
(C)    to assume all liability (jointly and severally by all group members in the case of a nomination by a group) stemming from any action, suit or proceeding concerning any actual or alleged legal or regulatory violation arising out of any communication by the Nominating Stockholder, its affiliates and associates or their respective agents and representatives with the Corporation, its stockholders or any other person in connection with the nomination or election of directors, including without limitation the Nomination Notice, or out of the facts, statements or other information that the Nominating Stockholder or its Nominees provided to the Corporation in connection with the inclusion of such Nominees in the Corporation’s proxy statement;
(D)    to indemnify and hold harmless (jointly with all other group members, in the case of a group member) the Corporation and each of its directors, officers and employees individually against any liability, loss, damages, expenses or other costs (including attorneys’ fees) incurred in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Corporation or any of its directors, officers or employees arising out of or relating to any nomination submitted by the Nominating Stockholder pursuant to this Section 2.9 or a failure or alleged failure of the Nominating Stockholder to comply with, or any breach or alleged breach of, its obligations, agreements or representations under this Section 2.9;

(E)    in the event that any information included in the Nomination Notice, or any other communication by the Nominating Stockholder (including with respect to any group member) with the Corporation, its stockholders or any other person in connection with the nomination or election ceases to be true and accurate in all material respects or omits a material fact necessary to make the statements made not misleading or that the Nominating Stockholder (including any group member) has failed to continue to satisfy the eligibility requirements described in Section 2.9(c), to promptly (and in any event within 48 hours of discovering such misstatement, omission or failure) notify the Corporation and any other recipient of such communication of the misstatement or omission in such previously provided information and of the information that is required to correct the misstatement or omission and/or notify the Corporation of the failure to continue to satisfy the eligibility requirements described in Section 2.9(c), as the case may be, it being understood that providing any such notification shall not be deemed to cure any defect or limit the Corporation’s right to omit a Nominee from its proxy materials as provided in this Section 2.9; and
(F)    at the request of the Corporation, promptly, but in any event within five business days after such request, to provide to the Corporation such additional information as reasonably requested by the Corporation.
(iv)    An executed agreement, in a form deemed satisfactory by the Board of Directors or its designee, acting in good faith, by the Nominee:
(A)    that contains the representation and agreement required by Section 2.10;
(B)    to make such other acknowledgements, enter into such agreements and provide such other information as the Board of Directors requires of all directors, including promptly completing the Corporation’s director questionnaire pursuant to Section 2.10; and
(C)    in the event that any information or communication provided by the Nominee to the Corporation, its stockholders or any other person in connection with the nomination or election ceases to be true and accurate in all material respects or omits a material fact necessary to make the statements made not misleading (and in any event within 48 hours of discovering such misstatement, omission or failure), that the Nominee will notify the Corporation and any other recipient of such communication of the misstatement or omission in such previously provided information and of the information that is required to correct the misstatement or omission, as the case may be, it being understood that providing any such notification shall not be deemed to cure any defect or limit the

Corporation’s right to omit a Nominee from its proxy materials as provided in this Section 2.9.
The information and documents required by this Section 2.9(d) shall be (i) provided with respect to and executed by each group member in the case of information applicable to group members and (ii) provided with respect to the persons specified in Instruction 1 to Items 6(c) and (d) of Schedule 14N (or any successor item) in the case of a Nominating Stockholder or group member that is an entity. The Nomination Notice shall be deemed submitted on the date on which all the information and documents referred to in this Section 2.9(d) (other than such information and documents contemplated to be provided after the date the Nomination Notice is provided) have been delivered to or, if sent by mail, received by the Secretary of the Corporation.
(e)    Exceptions
(i)    Notwithstanding anything to the contrary contained in this Section 2.9, the Corporation may omit from its proxy statement and any ballot or form of proxy any Nominee and any information concerning such Nominee (including a Nominating Stockholder’s statement in support), and no vote on such Nominee will occur (notwithstanding that proxies in respect of such vote may have been received by the Corporation), and the Nominating Stockholder may not, after the Final Nomination Date, cure in any way any defect preventing the nomination of the Nominee, if:
(A)    the Corporation receives a notice pursuant to Section 2.7(a) that a stockholder intends to nominate a person for election to the Board of Directors at the annual meeting;
(B)    the Board of Directors or its designee, acting in good faith, determines that such Nominee’s nomination or election to the Board of Directors would result in the Corporation violating or failing to be in compliance with these bylaws, the Corporation’s amended and restated certificate of incorporation or any applicable law, rule or regulation to which the Corporation is subject, including any rules or regulations of any stock exchange on which the Corporation’s securities are traded;
(C)    the Nominee was nominated for election to the Board of Directors pursuant to this Section 2.9 at one of the Corporation’s two preceding annual meetings and either (i) withdrew or became ineligible or unavailable for election at any such annual meeting or (ii) received a vote of less than 25% of the shares of common stock of the Corporation entitled to vote for such Nominee; or
(D)    the Nominee has been, within the past three years, an officer or director of a competitor, as defined for purposes of Section 8 of the Clayton Antitrust Act of 1914, as amended.

(ii)    Notwithstanding anything to the contrary contained in this Section 2.9, the Corporation may omit from its proxy statement, or may supplement or correct, any information, including all or any portion of the statement in support of the Nominee included in the Nomination Notice, if the Board of Directors or its designee, acting in good faith, determines that:
(A)    such information is not true in all material respects or omits a material statement necessary to make the statements made not misleading;
(B)    such information directly or indirectly impugns character, integrity or personal reputation of, or directly or indirectly makes charges concerning improper, illegal or immoral conduct or associations, without factual foundation, with respect to, any person; or
(C)    the inclusion of such information in the proxy statement would otherwise violate Securities and Exchange Commission rules or any other applicable law, rule or regulation.
Section 2.10.    Submission of Questionnaire, Representation and Agreement. With respect to each person, if any, whom a stockholder proposes to nominate for election or reelection to the Board of Directors, for such person to be eligible to be a nominee for election or reelection as a director of the Corporation, such stockholder must deliver to the Secretary at the principal executive offices of the Corporation (in accordance with the time periods prescribed for delivery of notice under Section 2.8 or Section 2.9, as the case may be), in addition to the information required under Section 2.8 or Section 2.9, as the case may be, a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request) and a written representation and agreement (in the form provided by the Secretary upon written request) that such person (a) is not and will not become a party to (i) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (ii) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, (b) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein, and (c) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director shall furnish to the Secretary the information that is required pursuant to this Section 2.10.

Section 2.11.    Procedure for Election of Directors; Required Vote.
(a)    Except as set forth below, election of directors at all meetings of the stockholders at which directors are to be elected shall be by ballot, and a majority of the votes cast at any meeting for the election of directors at which a quorum is present shall elect directors. For purposes of this Section 2.11, a majority of the votes cast shall mean that the number of shares voted “for” a director’s election must exceed the number of votes cast “against” that director’s election. Votes cast shall exclude abstentions with respect to that director’s election. Notwithstanding the foregoing, in the event of a “contested election” of directors, directors shall be elected by the vote of a plurality of the votes cast at any meeting for the election of directors at which a quorum is present. For purposes of this Section 2.11, a “contested election” shall mean any election of directors in which the number of candidates for election as directors exceeds the number of directors to be elected, with the determination thereof being made by the Secretary as of the close of the applicable notice of nomination period set forth in Section 2.8 or Section 2.9, as the case may be, based on whether one or more notice(s) of nomination were timely filed in accordance with said Section 2.8 or Section 2.9, as the case may be; provided, however, that the determination that an election is a “contested election” shall be determinative only as to the timeliness of a notice of nomination and not otherwise as to its validity.
(b)    If a nominee for director who is an incumbent director is not elected and no successor has been elected at such meeting, the director shall promptly tender his or her resignation to the Board of Directors. The governance committee or such other committee designated by the Board of Directors pursuant to these Bylaws for the purpose of recommending director nominees to the Board of Directors (“Governance Committee”) shall make a recommendation to the Board of Directors as to whether to accept or reject the tendered resignation, or whether other action should be taken. The Board of Directors shall act on the tendered resignation, taking into account the Governance Committee’s recommendation, and publicly disclose (by a press release, a filing with the Securities and Exchange Commission or other broadly disseminated means of communication) its decision regarding the tendered resignation and the rationale behind the decision within 90 days from the date of the certification of the election results. The Governance Committee in making its recommendation, and the Board of Directors in making its decision, may each consider any factors or other information that it considers appropriate and relevant. The director who tenders his or her resignation shall not participate in the recommendation of the Governance Committee or the decision of the Board of Directors with respect to his or her resignation. If such incumbent director’s resignation is not accepted by the Board of Directors, such director shall continue to serve until the next annual meeting and until his or her successor is duly elected, or his or her earlier resignation or removal. If a director’s resignation is accepted by the Board of Directors pursuant to this Section 2.11, or if a nominee for director is not elected and the nominee is not an incumbent director, then the Board of Directors, in its sole discretion, may fill any resulting vacancy pursuant to the provisions of Section 3.10 or may decrease the size of the Board of Directors pursuant to the provisions of Section 3.2.
(c)    Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, in all matters other than the election of directors, the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the matter shall be the act of the stockholders.

Section 2.12.    Inspectors of Elections; Opening and Closing the Polls. The Board of Directors by resolution shall appoint one or more inspectors, which inspector or inspectors may, but do not need to, include individuals who serve the Corporation in other capacities, including, without limitation, as officers, employees, agents or representatives, to act at the meetings of stockholders and make a written report thereof. One or more persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate has been appointed to act or is able to act at a meeting of stockholders, the Presiding Stockholder Meeting Chair of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before discharging his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall have the duties prescribed by law.
ARTICLE III
BOARD OF DIRECTORS
Section 3.1.    General Powers. The business and affairs of the Corporation shall be managed under the direction of the Board of Directors. In addition to the powers and authorities by these Bylaws expressly conferred upon them, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Bylaws required to be exercised or done by the stockholders.
Section 3.2.    Number, Tenure and Qualifications. The number of directors shall be fixed from time to time exclusively pursuant to a resolution adopted by a majority of the Whole Board; provided, however, that the Board of Directors shall at no time consist of greater than nine directors. No decrease in the number of authorized directors constituting the Whole Board shall shorten the term of any incumbent director.
The directors shall be elected to one-year terms at the annual meetings of stockholders as specified in the Certificate of Incorporation except as otherwise provided in the Certificate of Incorporation and in these Bylaws, and each director of the Corporation shall hold office until such director’s successor is elected and qualified or until such director’s earlier death, resignation or removal. The directors shall not be divided into classes of directors with terms of office that are greater than one year and which terms of office expire at different times.
Section 3.3.    Regular Meetings. A regular meeting of the Board of Directors for the purpose of electing officers and for the transaction of such other business as may come before the meeting shall be held without other notice than this Section 3.3 immediately after, and at the same place as, the annual meeting of stockholders unless by resolution of the Board of Directors a different date, time and place is designated for this regular meeting. The Board of Directors may, by resolution, provide the time and place for the holding of additional regular meetings without other notice than such resolution.
Section 3.4.    Special Meetings. Special meetings of the Board of Directors shall be called at the request of the Chairman of the Board of Directors, the CEO or a majority of the

Board of Directors then in office. The person or persons authorized to call special meetings of the Board of Directors may fix the place and time of the meetings.
Section 3.5.    Meetings in Executive Session. During any regular meeting or special meeting of the Board of Directors, the Board of Directors may have an executive session with only the nonemployee directors or only the independent directors present and such other invitees as the directors participating in the executive session shall so determine. No separate notice of the executive session is required.
Section 3.6.    Notice. Notice of any regular meeting (if other than by resolution) or special meeting of directors shall be given to each director at his or her usual place of business or residence in writing by hand delivery, first-class or overnight mail or courier service, email or other electronic means or facsimile transmission, or orally by telephone, including a voice messaging system, or other system or technology designed to record and communicate messages. If mailed by first-class mail, such notice shall be deemed adequately delivered when deposited in the United States mails so addressed, with postage thereon prepaid, at least five days before such meeting. If by overnight mail or courier service, such notice shall be deemed adequately delivered when the notice is delivered to the overnight mail or courier service company at least 24 hours before such meeting. If by email or other electronic means, facsimile transmission, telephone or by hand, such notice shall be deemed adequately delivered when the notice is transmitted at least 12 hours before such meeting. If, however, the meeting is called by or at the request of the Chairman of the Board and if the Chairman of the Board decides that unusual and urgent business is to be transacted at the meeting (which decision shall be conclusively demonstrated by the Chairman of the Board giving notice of the meeting less than 12 hours prior to the meeting), then at least 2 hours prior notice shall be given. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice of such meeting, except for amendments to these Bylaws, as provided under Section 9.1. A meeting may be held at any time without notice if all the directors waive notice of the meeting pursuant to the last sentence of this Section 3.6 or in accordance with Section 7.4. Any director may waive notice of any meeting. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting except where a director attends a meeting and objects at the meeting to the transaction of any business because the meeting is not lawfully called or convened.
Section 3.7.    Action by Unanimous Consent of Directors. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing or by electronic transmission and the writing or writings or electronic transmissions are filed with the minutes of proceedings of the Board or committee in accordance with applicable law.
Section 3.8.    Conference Telephone Meetings. Members of the Board of Directors, or any committee thereof, may participate in a meeting of the Board of Directors or such committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

Section 3.9.    Quorum. Subject to Section 3.10, a whole number of directors equal to at least a majority of the Whole Board shall constitute a quorum for the transaction of business, but if at any meeting of the Board of Directors there shall be less than a quorum present, a majority of the directors present may adjourn the meeting from time to time without further notice. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, the act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. The directors present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough directors to leave less than a quorum.
Section 3.10.    Vacancies. Unless the Board of Directors otherwise determines, vacancies occurring in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause, and newly created directorships resulting from any increase in the authorized number of directors, may be filled only by the affirmative vote of a majority of the remaining directors, though less than a quorum of the Board of Directors, and directors so chosen shall hold office for a term expiring at the next annual meeting of stockholders and until such director’s successor shall have been duly elected and qualified or until such director’s earlier death, resignation or removal, with or without cause; provided that in lieu of filling a vacancy, the Board of Directors may reduce the number of directors pursuant to Section 3.2.
Section 3.11.    Compensation. Directors who also are employees of the Corporation shall not receive any additional compensation for services provided as a member of the Board of Directors. The non-employee directors shall be entitled to receive pursuant to resolution of the Board of Directors, fixed fees or other compensation for their services as directors, including committee fees. In addition, reimbursement of travel and other expenses incurred for attendance at each regular or special meeting of the Board of Directors or at any meeting of a committee of the Board of Directors or in connection with their other services to the Corporation may be permitted. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.
Section 3.12.    Committees. The Board of Directors may designate any committee as appropriate, which shall consist of one or more directors of the Corporation and the Board of Directors shall also designate a chairman of each committee. The Board of Directors may designate one or more directors of the Corporation as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Each member (and each alternate member of any such committee (whether designated at an annual meeting of the Board of Directors or to fill a vacancy, or otherwise) shall serve as a member of such committee until his or her successor shall have been designated or until he or she shall cease to be a director, or until his or her resignation or removal, with or without cause, from such committee. Any such committee may to the extent permitted by law exercise such powers and shall have such responsibilities as shall be specified in the designating resolution. In the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. The members of each committee shall designate a person to act as secretary of the committee to keep written minutes, and to serve notices for, its meetings and perform such other duties as the committee may direct.

Such person may, but need not be, a member of the committee and the chairman of each committee shall report such committee’s proceedings to the Board of Directors when required.
Except as otherwise specified in a resolution designating a committee, a majority of the members of a committee shall be necessary to constitute a quorum of that committee for the transaction of business. The act of a majority of committee members present at a meeting at which a quorum is present shall be the act of the committee, including fixing the time and place of its meetings, unless the Board of Directors shall otherwise provide. Notice of such meetings shall be given to each member of the committee in the manner provided for in Section 3.6. The Board of Directors shall have power at any time to fill vacancies in, to change the membership of, or to dissolve, any such committee. Nothing herein shall be deemed to prevent the Board of Directors from appointing one or more committees consisting in whole or in part of persons who are not directors of the Corporation; provided, however, that no such committee shall have or may exercise any authority of the Board of Directors.
Section 3.13.    Removal. Any director, or the entire Board of Directors, may be removed from office at any time, with or without cause, by the affirmative vote of the holders of a majority of the voting power of all of the outstanding shares of Common Stock, voting together as a single class.
Section 3.14.    Records. The Board of Directors shall cause to be kept a record containing the minutes of the proceedings of the meetings of the Board of Directors, the committees of the Board of Directors and of the stockholders, appropriate stock books and registers and such books of records and accounts as may be necessary for the proper conduct of the business of the Corporation.
ARTICLE IV
OFFICERS AND CHAIRMAN OF THE BOARD
Section 4.1.    Elected and Appointed Officers. The principal officers of the Corporation shall be a President, one or more Vice Presidents, one or more of whom may be designated Executive Vice President and one or more of whom may be designated Senior Vice President, a Secretary, and a Treasurer, each of whom shall be elected by the Board of Directors or, in the case of one or more Assistant Secretaries or Assistant Treasurers, appointed by the Chairman or the President. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the Board of Directors. Any two or more offices may be held by the same person, except the offices of President and Vice President and President and Secretary. The duties of the officers shall be those enumerated herein and any further duties designated by the Board of Directors. The duties herein specified for particular officers may be transferred to and vested in such other officers as the Board of Directors shall elect or appoint, from time to time and for such periods or without limitation as to time as the Board shall order.
Officers of the Corporation may apply their titles to their duties on behalf of the various divisions of the Corporation. The Board of Directors may, as it deems necessary, authorize the use of additional official titles by individuals whose duties in behalf of the various divisions of the Corporation so warrant, the authority of such divisional offices to be confined to the appropriate divisions.
Section 4.2.    Election and Term of Office. In the absence of any other determination by the Board of Directors, the officers of the Corporation to be elected by the Board of Directors shall be elected annually by the Board of Directors at the regular annual meeting of the Board of Directors referred to in Section 3.3. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Each officer shall hold office until his successor shall have been duly elected or until his prior death, resignation or removal.
Section 4.3.    Removal. Any officer may be removed by the Board of Directors or by any officer entitled to appoint such officer to be removed whenever in its, his or her judgment the best interests of the Corporation will be served thereby, except that no person elected to an office by the Board of Directors may be removed from that office by any officer and such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment shall not of itself create contract rights.
Section 4.4.     Vacancies. A vacancy in any principal office because of death, resignation, removal, disqualification or otherwise, shall be filled by the Board of Directors for the unexpired portion of the term.
Section 4.5.    Chairman of the Board of Directors. The Board of Directors shall annually elect one of its own members to be the Chairman of the Board of Directors. The Chairman of the Board of Directors may also be elected the Chief Executive Officer and the President or other officer of the Corporation, but the role of Chairman is not an office of the Corporation. The Chairman of the Board of Directors shall preside at all meetings of the Board of Directors and of the stockholders, except as otherwise provided under these Bylaws, and may at any time call any meeting of the Board of Directors. The Board of Directors may remove or replace the Chairman of the Board of Directors at any time for any reason.
Section 4.6.    President. The President shall be the Chief Executive Officer of the Corporation and, subject to the control of the Board of Directors, shall in general supervise and control all of the business and affairs of the Corporation. He shall preside at all meetings of the Board of Directors and of the stockholders, in each case at which the Chairman of the Board of Directors is not present. He or she shall have authority, subject to such rules as may be prescribed by the Board of Directors, to appoint such agents and employees of the Corporation as he or she shall deem necessary, to prescribe their powers, duties and compensation, and to delegate authority to them. Such agents and employees shall hold office at the discretion of the President. He shall have authority to sign, execute and acknowledge, on behalf of the Corporation, all deeds, mortgages, bonds, stock certificates, contracts, leases, reports and all other documents or instruments necessary or proper to be executed in the course of the Corporation’s regular business or which shall be authorized by resolution of the Board of Directors; and except as otherwise provided by law or the Board of Directors, he may authorize any Vice President or other officer or agent of the Corporation to sign, execute and acknowledge such documents or instruments in his place and stead. The President shall also have the authority to appoint one or more Assistant Secretaries or Assistant Treasurers. In general, the President shall perform all duties incident to the office of the Chief Executive Officer and such other duties as may be prescribed by the Board of Directors from time to time. In the event of the absence or disability or the Chairman of the Board, the President shall perform the duties of the Chairman of the Board and when so acting shall have all the powers of and be subject to all of the duties and restrictions imposed upon the Chairman of the Board.
Section 4.7.    The Vice Presidents. At the time of election, one or more of the Vice Presidents may be designated Executive Vice President and one or more of the Vice Presidents may be designated Senior Vice President. In the absence of the President or in the event of his or her death, inability or refusal to act, or in the event for any reason it shall be impracticable for the President to act personally, the Executive Vice President, or if more than one, the Executive Vice Presidents in the order designated at the time of their election, or in the absence of any such designation, then in the order of their election, or in the event of his, her or their inability to act then the Senior Vice President or if more than one, the Senior Vice Presidents in the order designated at the time of their election, or in the absence of any such designation then in the order of their election, or in the event of his, her or their inability to act, then the other Vice Presidents in the order designated at the time of their election, or in the absence of any such designation, then in the order of their election, shall perform the duties of the President and when so acting shall have all the powers of and be subject to all the restrictions upon the President. Any Vice President may sign with the Secretary or Assistant Secretary certificates for shares of the Corporation and shall perform such other duties as from time to time may be assigned to him or her by the President or the Board of Directors.
Section 4.8.    The Secretary. The Secretary shall: (a) keep the minutes of the meetings of the shareholders and of the Board of Directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these By-Laws or as required by law; (c) be custodian of the corporate records and of the seal of the Corporation and see that the seal of the Corporation is affixed to all documents the execution of which on the behalf of the Corporation under its seal is duly authorized; (d) keep or arrange for the keeping of a register of the post office address of each shareholder which shall be furnished to the Secretary by such stockholder; (e) sign with the President, or a Vice President, certificates for shares of the Corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the Corporation; and (g) in general perform all duties incident to the office of Secretary and have such other duties and exercise such authority as from time to time may be delegated or assigned to him or her by the President or by the Board of Directors.
Section 4.9.    The Treasurer. The Treasurer shall: (a) have charge and custody and be responsible for all funds and securities of the Corporation; (b) receive and give receipts for moneys due and payable to the Corporation from any source whatsoever, and deposit all such moneys in the name of the Corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of these By-Laws; and (c) in general perform all of the duties incident to the office of Treasurer and have such other duties and exercise such other authority as from time to time may be delegated or assigned to the Treasurer by the President or by the Board of Directors. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his or her duties in such sum and with such surety or sureties as the Board of Directors shall determine.

Section 4.10.    Assistant Secretaries and Assistant Treasurers. The Assistant Secretaries may sign with the President or a Vice President certificates for shares of the Corporation, the issuance of which shall have been authorized by a resolution of the Board of Directors. Each Assistant Treasurer shall, if required by the Board of Directors, give a bond for the faithful discharge of his or her duties in such sums and with such sureties as the Board of Directors shall determine. The Assistant Secretaries and Assistant Treasurers, in general, shall perform such duties and have such authority as shall from time to time be delegated or assigned to them by the Secretary or the Treasurer, respectively, or by the President or the Board of Directors.
Section 4.11.    Other Assistants and Acting Officers. The Board of Directors shall have the power to appoint any person to act as assistant to any officer for the Corporation in his stead, or to perform the duties of such officer whenever for any reason it is impracticable for such officer to act personally, and such assistant or acting officer so appointed by the Board of Directors shall have the power to perform all the duties of the office to which he or she is so appointed to be assistant, or as to which he or she is so appointed to act, except as such power may be otherwise defined or restricted by the Board of Directors.
Section 4.12.    Salaries. The salaries of the principal officers shall be fixed from time to time by the Board of Directors or by a duly authorized committee thereof, and no officer shall be prevented from receiving such salary by reason of the fact that he or she is also a director of the Corporation.
ARTICLE V
STOCK CERTIFICATES AND TRANSFERS
Section 5.1.    Certificated and Uncertificated Stock; Transfers. The shares of stock of the Corporation representing the interest of each stockholder of the Corporation shall be uncertificated or may be evidenced by certificates for shares of stock in such form as the Board of Directors or officers of the Corporation designated by the Board of Directors may from time to time prescribe.
The shares of the stock of the Corporation shall be transferred on the books of the Corporation, in the case of uncertificated shares of stock, upon receipt of proper transfer instructions from the registered holder of the shares or by such person’s attorney duly authorized in writing, and upon compliance with appropriate procedures for transferring shares in uncertificated form, and in the case of certificated shares of stock, by the holder thereof in person or by his or her attorney duly authorized in writing, upon surrender for cancellation of certificates for at least the same number of shares, with an assignment and power of transfer endorsed thereon or attached thereto, duly executed, with such proof of the authenticity of the signature as the Corporation or its agents may reasonably require. No transfer of stock shall be valid as against the Corporation for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred.
The certificates of stock shall be signed, countersigned and registered in such manner as the Board of Directors may by resolution prescribe, which resolution may permit all or any of the signatures on such certificates to be in facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.
Notwithstanding anything to the contrary in these Bylaws, at all times that the Corporation’s stock is listed on a stock exchange, the shares of the stock of the Corporation shall comply with all direct registration system eligibility requirements established by such exchange, including any requirement that shares of the Corporation’s stock be eligible for issue in book-entry form. All issuances and transfers of shares of the Corporation’s stock shall be entered on the books of the Corporation with all information necessary to comply with such direct registration system eligibility requirements, including the name and address of the person to whom the shares of stock are issued, the number of shares of stock issued and the date of issue. The Board of Directors shall have the power and authority to make such rules and regulations as it may deem necessary or proper concerning the issue, transfer and registration of shares of stock of the Corporation in both the uncertificated and certificated form.
Section 5.2.    Lost, Stolen or Destroyed Certificates. No certificate for shares of stock or uncertificated shares in the Corporation shall be issued in place of any certificate alleged to have been lost, destroyed or stolen, except on production of such evidence of such loss, destruction or theft and on delivery to the Corporation of a bond of indemnity in such amount, upon such terms and secured by such surety, as the Board of Directors or any financial officer may in its or his or her discretion require.
Section 5.3.    Record Owners. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, a person registered on its books as the owner of shares and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise required by law.
Section 5.4.    Transfer and Registry Agents. The Corporation may from time to time maintain one or more transfer offices or agencies and registry offices or agencies at such place or places as may be determined from time to time by the Board of Directors.
ARTICLE VI
INDEMNIFICATION
Section 6.1.    Indemnification.
(a)    Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “Proceeding”), by reason of the fact that he or she or a person of whom he or she is the legal representative is or was, at any time during which this Section 6.1(a) is in effect (whether or not such person continues to serve in such capacity at the time any indemnification or advancement of expenses pursuant hereto is sought or at the time any Proceeding relating thereto exists or is brought), a director or elected officer of the Corporation or is or was serving (at such time as such person is or was a director or elected officer of the Corporation) at the request of the Corporation as a director, elected officer, trustee, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans maintained or sponsored by the Corporation (hereinafter, a “Covered Person”), whether the basis of such Proceeding is alleged action in an official capacity as a director, elected officer, trustee, employee or agent or in any other capacity while serving as a director, elected officer, trustee, employee or agent, shall be (and shall be deemed to have a contractual right to be) indemnified and held harmless by the Corporation (and any successor of the Corporation by merger or otherwise) to the fullest extent authorized by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended or modified from time to time (but, in the case of any such amendment or modification, only to the extent that such amendment or modification permits the Corporation to provide greater indemnification rights than said law permitted the Corporation to provide prior to such amendment or modification), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by Covered Person in connection therewith and such indemnification shall continue as to a Covered Person who has ceased to be a director, elected officer, trustee, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that except as provided in Section 6.3(a), the Corporation shall indemnify any such Covered Person seeking indemnification in connection with a Proceeding (or part thereof) initiated by such Covered Person only if such Proceeding (or part thereof) was authorized by the Board of Directors.
(b)    To obtain indemnification under Section 6.1, a claimant shall submit to the Corporation a written request, including therein or therewith such documentation and information as is reasonably available to the claimant and is reasonably necessary to determine whether and to what extent the claimant is entitled to indemnification. Upon written request by a claimant for indemnification, a determination, if required by applicable law, with respect to the claimant’s entitlement thereto shall be made as follows: (i) if requested by the claimant, by Independent Counsel (as hereinafter defined), or (ii) if no request is made by the claimant for a determination by Independent Counsel, (A) by the Board of Directors by a majority vote of a quorum consisting of Disinterested Directors (as hereinafter defined), or (B) if a quorum of the Board of Directors consisting of Disinterested Directors is not obtainable or, even if obtainable, such quorum of Disinterested Directors so directs, by Independent Counsel in a written opinion to the Board of Directors, a copy of which shall be delivered to the claimant, or (C) if a quorum of Disinterested Directors so directs, by a majority vote of the stockholders of the Corporation. In the event the determination of entitlement to indemnification is to be made by Independent Counsel, the Independent Counsel shall be selected by the Board of Directors unless there shall have occurred within two years prior to the date of the commencement of the Proceeding for which indemnification is claimed a “Change of Control” as defined in the Corporation’s Most Recent Option Plan, in which case the Independent Counsel shall be selected by the claimant unless the claimant shall request that such selection be made by the Board of Directors. If it is so determined that the claimant is entitled to indemnification, payment to the claimant shall be made within ten days after such determination. For purposes of this Section 6.1(c), “Most Recent Option Plan” means the incentive compensation, stock ownership, stock appreciation, restricted stock, stock option, stock unit, “phantom” stock, change in control or other similar employee benefit plan of the Corporation last adopted by stockholders of the Corporation prior to the date of the commencement of the Proceeding for which indemnification is claimed.
Section 6.2.    Mandatory Advancement of Expenses. To the fullest extent authorized by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended or modified from time to time (but, in the case of any such amendment or modification, only to the extent that such amendment or modification permits the Corporation to provide greater rights to advancement of expenses than said law permitted the Corporation to provide prior to such amendment or modification), each Covered Person shall have (and shall be deemed to have a contractual right to have) the right, without the need for any action by the Board of Directors, to be paid by the Corporation (and any successor of the Corporation by merger or otherwise) the expenses incurred in connection with any Proceeding in advance of its final disposition, such advances to be paid by the Corporation within 60 days after the receipt by the Corporation of a statement or statements from the claimant requesting such advance or advances from time to time; provided, however, that if the General Corporation Law of the State of Delaware requires, the payment of such expenses incurred by a Covered Person in his or her capacity as a director or elected officer (and not in any other capacity in which service was or is rendered by such person while a director or elected officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a Proceeding, shall be made only upon delivery to the Corporation of an undertaking (hereinafter, the “Undertaking”) by or on behalf of such Covered Person, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right of appeal (a “final disposition”) that such Covered Person is not entitled to be indemnified for such expenses under this Article VI or otherwise.
Section 6.3.    Claims.
(a)    (i) If a claim for indemnification under this Article VI is not paid in full by the Corporation within 30 days after a written claim pursuant to Section 6.1(b) has been received by the Corporation, or (ii) if a request for advancement of expenses under this Article VI is not paid in full by the Corporation within 20 days after a statement pursuant to Section 6.2 and the required Undertaking, if any, have been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim for indemnification or request for advancement of expenses and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action that, under the General Corporation Law of the State of Delaware, the claimant has not met the standard of conduct which makes it permissible for the Corporation to indemnify the claimant for the amount claimed or that the claimant is not entitled to the requested advancement of expenses, but (except where the required Undertaking, if any, has not been tendered to the Corporation) the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, Independent Counsel or stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware, nor an actual determination by the Corporation (including its Board of Directors, Independent Counsel or stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.
(b)    If a determination shall have been made pursuant to Section 6.1(b) that the claimant is entitled to indemnification, the Corporation shall be bound by such determination in any judicial proceeding commenced pursuant to Section 6.3(a).
(c)    The Corporation shall be precluded from asserting in any judicial proceeding commenced pursuant to Section 6.3(a) that the procedures and presumptions of this Article VI are not valid, binding and enforceable and shall stipulate in such proceeding that the Corporation is bound by all the provisions of this Article VI.
Section 6.4.    Contract Rights; Amendment and Repeal; Non-exclusivity of Rights.
(a)    All of the rights conferred in this Article VI, as to indemnification, advancement of expenses and otherwise, shall be contract rights between the Corporation and each Covered Person to whom such rights are extended that vest at the commencement of such Covered Person’s service to or at the request of the Corporation and (i) any amendment or modification of this Article VI that in any way diminishes or adversely affects any such rights shall be prospective only and shall not in any way diminish or adversely affect any such rights with respect to any actual or alleged state of facts, occurrence, action or omission occurring prior to the time of such amendment or modification, or Proceeding previously or thereafter brought or threatened based in whole or in part upon any such actual or alleged state of facts, occurrence, action or omission, and (ii) all of such rights shall continue as to any such Covered Person who has ceased to be a director or elected officer of the Corporation or ceased to serve at the Corporation’s request as a director, elected officer, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, as described herein, and shall inure to the benefit of such Covered Person’s heirs, executors and administrators.
(b)    All of the rights conferred in this Article VI, as to indemnification, advancement of expenses and otherwise, (i) shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, Bylaws, agreement, vote of stockholders or Disinterested Directors or otherwise and (ii) cannot be terminated by the Corporation, the Board of Directors or the stockholders of the Corporation with respect to a person’s service prior to the date of such termination.
Section 6.5.    Insurance, Other Indemnification and Advancement of Expenses.
(a)    The Corporation may maintain insurance, at its expense, to protect itself and any current or former director, elected officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of the State of Delaware. To the extent that the Corporation maintains any policy or policies providing such insurance, each such current or former director or elected officer, and each such agent or employee to which rights to indemnification have been granted as provided in Section 6.5(b), shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage thereunder for any such current or former director, elected officer, employee or agent.
(b)    The Corporation may, to the extent authorized from time to time by the audit committee of the Board of Directors, the CEO or the General Counsel of the Corporation, grant rights to indemnification and rights to advancement of expenses incurred in connection with any Proceeding in advance of its final disposition, to any current or former employee or agent or person in an equivalent position of the Corporation or any of its majority owned corporations, partnerships, joint ventures, limited liability companies, trusts or other enterprises located throughout the world, to the fullest extent of the provisions of this Article VI with respect to the indemnification and advancement of expenses of current or former directors and elected officers of the Corporation.
Section 6.6.    Definitions. For purposes of this Article VI:
(a)    “Disinterested Director” means a director of the Corporation who is not and was not a party to the matter in respect of which indemnification is sought by the claimant.
(b)    “Independent Counsel” means a law firm, a member of a law firm, or an independent practitioner, that is experienced in matters of corporation law and shall include any person who, under the applicable standards of professional conduct then prevailing, would not have a conflict of interest in representing either the Corporation or the claimant in an action to determine the claimant’s rights under this Article VI.
Section 6.7.    Notices and Communications. Any notice, request or other communication required or permitted to be given to the Corporation under this Article VI shall be in writing and either delivered in person or sent by facsimile, overnight mail or courier service, or certified or registered mail, postage prepaid, return receipt requested, to the Secretary and shall be effective only upon receipt by the Secretary.
Section 6.8.    Severability. If any provision or provisions of this Article VI shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Article VI (including, without limitation, each portion of any section of this Article VI containing any such provision held to be invalid, illegal or unenforceable, that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of this Article VI (including, without limitation, each such portion of any paragraph of this Article VI containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.
ARTICLE VII
MISCELLANEOUS PROVISIONS
Section 7.1.    Fiscal Year. The fiscal year of the Corporation shall begin on the first day of January and end on the thirty-first day of December of each year or as otherwise determined by the Board of Directors.

Section 7.2.    Dividends. The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and the Certificate of Incorporation.
Section 7.3.    Seal. The corporate seal shall have inscribed thereon the words “Corporate Seal”, the year of incorporation and around the margin thereof the words “Welbilt, Inc. - Delaware.”
Section 7.4.    Waiver of Notice. Whenever any notice is required to be given to any stockholder or director of the Corporation under the provisions of the General Corporation Law of the State of Delaware or these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at, nor the purpose of, any annual or special meeting of the stockholders or regular or special meeting of the Board of Directors or committee thereof need be specified in any waiver of notice of such meeting.
Section 7.5.    Resignations. Any director or any officer, whether elected or appointed, may resign at any time by giving written notice of such resignation to the Chairman of the Board of Directors, the CEO, or the Secretary, and such resignation shall be deemed to be effective as of the close of business on the date said notice is received by the Chairman of the Board of Directors, the CEO, or the Secretary, or at such later time as is specified therein or in these Bylaws and which later time, in the case of any officer’s resignation, is accepted by the Corporation. No formal action shall be required of the Board of Directors or the stockholders to make any such resignation effective, except to the extent that a director’s resignation by its terms is subject to the acceptance of the Board.
Section 7.6.    Exclusive Forum. Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if that court does not have jurisdiction, the federal district court for the District of Delaware) shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim for breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the General Corporation Law of the State of Delaware, the Certificate of Incorporation or these Bylaws (as any of the foregoing may be amended from time to time) or (iv) any action asserting a claim governed by the internal affairs doctrine.
ARTICLE VIII
CONTRACTS, PROXIES, ETC.
Section 8.1.    Contracts. Except as otherwise required by law, the Certificate of Incorporation or these Bylaws, any contracts or other instruments may be executed and delivered in the name and on the behalf of the Corporation by such officer or officers, agent or agents of the Corporation as the Board of Directors may from time to time direct. Such authority may be general or confined to specific instances as the Board of Directors may determine. Subject to any restrictions imposed by the Board of Directors or the CEO, the President or any Vice

President may delegate contractual powers to others under his or her area of responsibility, it being understood, however, that any such delegation of power shall not relieve such officer of responsibility with respect to the exercise of such delegated power.
Section 8.2.    Proxies. Unless otherwise provided by resolution adopted by the Board of Directors, the CEO, the President or any Vice President may from time to time appoint an attorney or attorneys or agent or agents of the Corporation, in the name and on behalf of the Corporation, to cast the votes that the Corporation may be entitled to cast as the holder of stock or other securities in any other corporation, any of whose stock or other securities may be held by the Corporation, at meetings of the holders of the stock or other securities of such other corporation, or to consent in writing, in the name of the Corporation as such holder, to any action by such other corporation, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal or otherwise, all such written proxies or other instruments as he may deem necessary or proper in the premises.

ARTICLE IX
AMENDMENTS
Section 9.1.    Amendments. These Bylaws may be altered, amended, or repealed at any meeting of the Board of Directors or of the stockholders, provided notice of the proposed change was given in the notice of the meeting and, in the case of a meeting of the Board of Directors, in a notice given not less than two days prior to the meeting.

Effective Date: December 13, 2017

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